UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 1, 2020

COGENT BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38443	46-5308248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Cambridge Park Drive, Suite 2500 Cambridge, Massachusetts		02140
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 945-5576

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	COGT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement

On December 1, 2020, Cogent Biosciences, Inc. (the “Company”) entered into an underwriting agreement (“Underwriting Agreement”) with Jefferies LLC and Piper Sandler & Co., as the representatives of the underwriters named therein (the “Underwriters”), to issue and sell 10,256,411 shares of the Company’s common stock at a public offering price of $9.75 per share (the “Offering”). In addition, the Company granted the underwriters a 30-day option to purchase up to an additional 1,538,461 shares of its common stock on the same terms and conditions (the “Option”). The gross proceeds from the offering are expected to be approximately $100.0 million before deducting customary underwriting discounts, offering expenses and excluding any exercise of the underwriters’ option.

The securities described above are offered pursuant to a shelf registration statement (File No. 333-230678), which became effective on May 1, 2019. A final prospectus supplement dated December 1, 2020 relating to and describing the terms of the offering was filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 2, 2020.

In the Underwriting Agreement, the Company agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute payments that the underwriters may be required to make because of such liabilities.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

Item 8.01 Other Events.

Reference is made to the Company’s prospectus dated May 1, 2019 covering the offering, issuance and sale of up to a maximum aggregate offering price of $50,000,000 (the “Maximum Offering Price”) of the Company’s common stock that may be issued and sold under a sales agreement with Cowen and Company, LLC (the “ATM Facility”). Prior to the execution of the Underwriting Agreement (see Item 1.01 above), the Company filed a prospectus supplement dated December 1, 2020 to reduce the Maximum Offering Price to $9,500,000. As of the date of this report, no shares have been sold under the ATM Facility.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Cogent Biosciences, Inc. Underwriting Agreement

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2020	COGENT BIOSCIENCES, INC.

	By:	/s/ John Green
John Green
Chief Financial Officer